EXHIBIT 10.05



              -----------------------------------------------------




                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                     DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
                                    AS BUYER

                                       AND

                                 ROBERT B. BAKER
                                       AND
                          BAKER'S FILTER SERVICE, INC.
                 -----------------------------------------------

                       RELATED TO SUBSTANTIALY ALL OF THE
                       ASSETS OF THE BUSINESS CONDUCTED AS

                          BAKER'S FILTER SERVICE, INC.

                 -----------------------------------------------



                                  MAY 29, 2002

         This Asset Sale and Purchase Agreement ("Agreement") is made this 29th day of May, 2002, by and between DeMarco Energy Systems of America, Inc. ("Purchaser" or "Buyer") and Robert B. Baker and Baker's Filter Service Inc. (Collectively referred to as the "Seller").

                                  INTRODUCTION
                                  ------------

         Seller desires to sell and Purchaser desires to purchase certain assets of Seller on the terms and conditions set forth in this Agreement. In consideration of the mutual promises of the parties; in reliance on the representations, warranties, covenants and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

         1.     Purchase  and Sale.  Seller  agrees to sell,  convey,  transfer,
                ------------------
assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of the following assets (the "Business Assets") of Seller:

                (a) "Tools, Trade Fixtures and Vehicles" consisting of tools of the trade, trade fixtures and vehicles being further identified by the inventory set forth as Exhibit A and incorporated herein by this reference as if fully set forth at length.
                (b) "Office Furniture, Fixtures and Leasehold Improvement" consisting of all office furniture, fixtures and leasehold improvements located at Seller's offices and being further identified by the inventory set forth as Exhibit A and incorporated herein by this reference as if fully set forth at length.
                (c) "Computer Equipment" consisting of all computer and periphal equipment located at Seller's offices and being further identified by the inventory set forth as Exhibit A and incorporated herein by this reference as if fully set forth at length.
                (d) "Phone System" consisting of all phone numbers utilized by the business as well as all phones at Seller's offices and being further identified by the inventory set forth as Exhibit A and incorporated herein by this reference as if fully set forth at length.
                (e) "Assigned Contracts" all contracts currently held in the name of Seller, references to which are attached hereto as Exhibit B and incorporated herein by this reference as if fully set forth at length.
                (f) "Cutomer Lists" all documentation (whether in written, electronic or other form) related to existing, past and prospective customers, references to which are attached hereto as Exhibit B and incorporated herein by this reference as is fully set forth at length.
                (g) "Inventory" all supplies and existing inventory of the business including but not limited to filters and other supplies set forth in a schedule in Exhibit C.
                (h) "Purchasing Records and Business Documentation" all of Seller's rights and interests in and to any contracts, agreements, accounts or purchase orders identified in Exhibit C.

                (i) All papers and records (whether in written, electronic or other form) of any kind presently in or in the future coming into the care, custody or control of Seller relating to any of the Business Assets sold to Purchaser pursuant to this Agreement, including but not limited to: all supplier lists, promotional materials, customer files, service agreements and any other documentation regarding the Business Assets or Assigned Contracts.
                (j) "Intellectual Property" all Seller's right, title and interest in the name "Baker's Filter Service" and any copyrights, trademarks and patent rights as well as any trade secret, confidential and proprietary information related to the business.
                (k)   "Goodwill" all goodwill associated with the business.


         2.     Purchase Price.
                --------------

         2.1 In consideration for the transfer to the Buyer of the Business and the Business Assets, the Buyer will pay to the Seller an aggregate purchase price of $150,000. Seller hereby acknowledges payment of $5,000 previously made to Seller upon execution of the May 14, 2002 Letter of Intent.

                (a)   The Purchase Price will be paid as follows:

                      (i) A Cash Payment of $145,000 shall be payable at the Closing by delivery of a cashier's check or by wire transfer of immediately available funds in accordance with the Seller's written instructions;

                (b) The Purchase Price has been determined on the basis of the Business Assets as reflected in the Current Financials and consists of the following:

                      (i)   $_______     for the Inventory;

                     (ii)   $_______     for the Accounts Receivable;

                    (iii)   $_______     for the Equipment; and

                     (iv)   $_______     for the Proprietary Rights,
                                         other Business Assets

                            $150,000     Total

         2.2    Adjustment  to  Purchase  Price.  The  Purchase  Price  will  be
                -------------------------------
adjusted by the amount, if any, of any Material Reduction or any Material Increase in the stated book value of the Inventory, the Accounts Receivable, and/or the Equipment at the Closing Date, as reflected in the then current accounting records of the Seller. On or immediately prior to the Closing Date, the Buyer will be entitled to review the then current accounting records of the Seller and to undertake a physical inventory of the Business Assets at all locations where Business Assets are located in order to confirm the existence of the Business Assets and the book value of the Inventory, the Accounts Receivable, the Real Property, and the Equipment at such date.

If, on the basis of such review and inventory, the Buyer determines that there is a Material Reduction or a Material Increase in the book value of the Inventory, the Accounts Receivable, the Real Property, and/or the Equipment, it will so notify the Seller and the Purchase Price will be reduced or increased by an amount equal to the Material Reduction or the Material Increase, as the case may be; and, in such event, the Closing Payment will be reduced or increased by the amount of the adjustment in the Purchase Price. If the Seller objects to the reduction or increase, if any, determined by the Buyer, then the Seller and the Buyer will attempt to resolve the matter or matters in dispute. If such dispute cannot be resolved by the Seller and the Buyer by the scheduled Closing Date, then the scheduled Closing Date will be postponed by 30 Business Days and, during such period of postponement, the specific matters in dispute will be submitted to an accounting firm as may be approved by the Seller and the Buyer, with the request that such firm render its opinion as to such matters as soon as practicable. Based on such opinion, such accounting firm will be requested to provide its determination on the specific matters in dispute, and such determination will be final and binding on the Seller and the Buyer. Promptly after receipt of the determination of such firm, the Seller and the Buyer shall complete the Closing (subject to the satisfaction of the conditions to Closing set forth in this Agreement) and the Purchase Price shall be based on the determination of the accounting firm requested to make such determination. The foregoing notwithstanding, under no circumstances will the Buyer be obligated to pay a Purchase Price that exceeds $150,000; and in the event of a Material Increase that would result in the Purchase Price exceeding $150,000, the Buyer, at its election, shall be entitled to either pay the Purchase Price, as increased pursuant to this Section, or to terminate this Agreement without penalty.

         2.2(b) Notwithstanding any provision to the contrary the Seller and Buyer agree that (i) the Inventory shall include such cost allocations as are required by IRC Section 263A and (ii) for all Inventory that Buyer contends is obsolete by reason of age, Buyer will identify by May 24, 2002, and disclose such obsolete inventory in writing to Seller.

         2.3    Allocation of the Purchase  Price.  The Purchase  Price shall be
                ---------------------------------
allocated among the Business Assets by the Buyer and the Seller as set forth in this section. In respect to such allocation, the Seller and the Buyer agree as follows:

         (a) Such allocation of the Purchase Price will be reflected in form 8594 that will be filed by the Buyer and the Seller in accordance with Section 1060 of the IRC, with such adjustments as may be necessary pursuant to Section
                                                                         -------
2.1(b); and
------

         (b) The Buyer and the Seller agree to treat and report in filings under the IRC (and, if necessary, to cause each of their respective Affiliates to so treat and report) the transactions contemplated by this Agreement in a manner consistent with one another.

         2.4    Liabilities  Not Assumed by the Buyer.  The Seller shall pay and
                -------------------------------------
discharge in due course all of its Debt and perform and discharge in due course all of its obligations relating to the Business or the Business Assets, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, the liabilities and obligations set forth in clauses (a) through (f) below (collectively, the "Retained Liabilities"), and
                                                   ---------------------
the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities. Without limiting the generality of the foregoing, the Retained Liabilities shall include the following:

         (a)    Bank or Credit Card Debt;

         (b) all Accounts Payable and Trade Payables of the Seller existing, accrued, or created prior to the Closing Date;

         (c) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not such transactions are consummated;

         (d) any liability or obligation for any and all Taxes of, or pertaining or attributable to, (i) the Seller for any period that ends on or before the Closing Date, or (ii) the Business and/or the Business Assets for any period or portion thereof that ends on or before the Closing Date (including, but in no way limited to, any and all Taxes described in clauses (i) and (ii) of this Section for which liability is or may be sought to be imposed on the Buyer under any successor liability, transferee liability, or similar provision of any applicable Law);

         (e) any liability to which any number of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

         (f) all other liabilities and obligations of any Person arising prior to the Closing that are related to the conduct or operation of the Business or the Business Assets on or prior to the Closing Date.

         2.5    Prorations of Expenses and Certain Property Taxes.
                -------------------------------------------------

         (a) The Seller warrants that the Business Assets are not, and covenants that on the Closing Date the Business Assets will not be, subject to or liable for any special assessments or similar types of impositions. Any general property Tax assessed against or pertaining to the Business Assets for the taxable period that includes the Closing Date shall be prorated between the Buyer and the Seller as of the Closing Date. In the event the amount of any such general property Tax cannot be ascertained as of the Closing Date, proration shall be made on the basis of the preceding year, the Buyer shall receive a credit against the Purchase Price (which shall be applied to the Closing Payment) on the Closing Date for the Seller's pro rata portion of such general property Taxes, and to the extent that such proration may be inaccurate the Seller and the Buyer agree to make such payment to the other after the Tax statements from the appropriate Governmental Authorities have been received as is necessary to allocate such general property Tax properly between the Seller and the Buyer as of the Closing Date.

         (b) Except as otherwise provided in this Agreement, the Seller and the Buyer agree that amounts payable with respect to utility charges and other items of expenses attributable to the conduct of the Business shall be prorated as of the Closing Date to the extent the charges and expenses cannot be identified as to the party that received the benefits to which such charges and expenses relate. To the extent such amounts are estimated on the Closing Date and such prorations are inaccurate, the Seller and the Buyer agree to make such payment to the other after such amounts are correctly computed as is necessary to allocate such charges properly between the Seller and the Buyer as of the Closing Date.

         2.6    Transfer Taxes; Recording Fees.
                ------------------------------

         (a) The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer, or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement and the Seller hereby agrees to indemnify the Buyer against, and agrees to protect, save, and hold the Buyer harmless from, any loss, liability, obligation, or claim (whether or not ultimately successful) for sales, use, transfer, or other similar Taxes (and any interest, penalties, additions to Tax, and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement.

         (b) The Buyer shall pay any and all recording, filing, or other fees relating to the conveyance or transfer of the Business Assets from the Seller to the Buyer.

         3.     Closing.  The  parties  agree  to  use  their  best  efforts  to
                -------
consummate this transaction (the "Closing"). The Closing shall take place at the offices of West Short and Associates, P.C. at 807 Rock Street, Suite 101, Georgetown, Texas 78626 on May 24, 2002, at 10:00 a.m., or at such other time, date and place mutually agreed upon in writing by Seller and Purchaser ("Closing Date"). In either event, all terms and conditions to the Closing of this Agreement shall have been met at least two hours prior to the Closing Date and time.

         4.     Effective  Date.  The  Effective  Date  of the  Closing  of this
                ---------------
transaction shall be at the close of business on the Closing Date, or at such other time, date and place mutually agreed upon in writing by Seller and Purchaser.

         5.     Seller's  Representations and Warranties.  Seller represents and
                ----------------------------------------
warrants to Purchaser that the following facts and circumstances are and at all times up to and including the Effective Date will be true and correct:

         (a) Seller has all requisite power and authority to own, operate and carry on its business as now being conducted.

         (b) Seller is the sole owner of the Business Assets with full right to sell or dispose of said assets as Seller may choose. No other person or persons have any claim, right, title, interest or lien in, to or on Seller, or any of the Business Assets described hereinabove. Seller shall provide to Purchaser prior to Closing UCC searches evidencing no liens on the Business Assets.

         (c) All federal, state, local, and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessments ("Taxes") that are due and payable by Seller on behalf of Seller as they relate to its business have been properly computed, duly reported, fully paid, and discharged. There are no unpaid Taxes that are or could became a lien on the Business Assets, except for current Taxes not yet due and payable. Seller has not incurred any liability for penalties, assessments, or interest under the Internal Revenue Code. No unexpired waiver executed by or on behalf of Seller with respect to any Taxes is in effect.

         (d) Seller has good and marketable title to all of the Business Assets. All of the Business Assets that are the subject of this Agreement are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, and restrictions.

         (e) Seller is not in default or in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign, or other government department, board, bureau, agency, or instrumentality, wherever located, that could negatively impact the Business Assets.

         (f) Seller has full power and authority to execute, deliver, and/or consummate this Agreement, subject to the conditions to Closing set forth in this Agreement. All reports and returns required to be filed by Seller with any governmental and regulatory agency with respect to this transaction have been properly filed. Except as otherwise disclosed in this Agreement, no notice to or approval by any other person, firm, entity, including governmental authorities, is required by Seller to consummate the transaction contemplated by this Agreement.

         (j) Seller has not retained, consented to or authorized any broker investment banker or third party to act on Seller's behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, nor entered into any agreement for the payment of any finder's fee, broker's commission or any similar compensation in connection with this Agreement.

         (k) Seller occupies the premises at ___________________, Waco, Texas 76714 (the "Leasehold Interest") pursuant to a valid and existing lease (the "Real Property Lease") and has obtained an assignment of the lease to Purchaser from the Landlord that has been prvided to Purchaser prior to Closing. The Seller either owns the improvements and fixtures located on the Leasehold Interest or validly occupies and uses such improvements and fixtures in accordance with the terms of the Leasehold Interest, in each case free and clear of all Liens. A true and complete copy of the Real Property Lease, which is the only Lease governing the Leasehold Interest, as amended to date and including any letter agreements relating thereto, has been furnished by the Seller to the Buyer.

         (l) The Seller has caused to be delivered to the Buyer the Current Financials of the Seller. The Current Financials were prepared in accordance with GAAP and present fairly the financial condition, results of operations, changes in shareholders' equity, and cash flow of the Seller as of, and for the fiscal year ending on, the dates thereof. To the Knowledge of the Seller, there were no material liabilities, direct or indirect, fixed or contingent, of the Seller as of the dates of the Current Financials which are not reflected therein. There have been no material adverse changes in the financial condition of the Seller from that shown in the Current Financials between such dates and the Effective Date, nor to the Knowledge of the Seller, has the Seller incurred any material liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the Effective Date other than in the Ordinary Course of Business.

         (m) All Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or as of the Closing Date will be current and collectable, net of the reserves, if any, shown on the Current Financials or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected on the Current Financials represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full without any set-off, within 90 days after the date on which it first becomes due and payable. There is no contest, claim, or right of set-off under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         (n) The Seller is in compliance in all material respects with each Law that is or was applicable to the Seller or to the conduct or operation of the Business or the ownership or use of the Business Assets, (b) no event has occurred or circumstance exists that (with or without notice or lapse of time)
(i) may constitute or result in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Law, or (ii) may give rise to any obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and (c) the Seller has not received any notice or other communication (whether written or oral) from any Governmental Authority or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (ii) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (o) There is no actual pending Litigation (a) that has been commenced by or against the Seller or that otherwise relates to or may affect the Business, or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or the transactions contemplated hereby. To the Knowledge of the Seller, (x) no such Litigation has been threatened and (y) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Litigation.

         (p) Since the date of the Current Financials, there has not been any material adverse change in the Business, and, to the Knowledge of the Seller, no event has occurred or circumstance exists that reasonably would be expected to result in such a material adverse change.

         (q) All Inventory, whether or not reflected in the Current Financials, consists of a quality or quantity usable and/or salable in the
Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Current Financials or will be written off or written down on the accounting records of the Seller as of the Closing Date. The quantities of each item of Inventory are not excessive, but are reasonable in the present circumstances of the Seller.

         6.     Purchaser's  Representations  and Warranties.  Purchaser  hereby
                --------------------------------------------
represents and warrants to Seller:


         (a) Purchaser has full power and authority to execute, deliver, and consummate this Agreement subject to the conditions to Closing set forth in this Agreement. All corporate acts, reports, and returns required to be filed by Purchaser with any government or regulatory agency with respect to this transactions have been or will be properly filed prior to the Closing Date. No provisions exist in any contract, document, or other instrument to which Purchaser is a party or by which Purchaser is bound that would be violated by consummation of the transactions contemplated by this Agreement.

         (b) Neither Purchaser, nor any of Purchaser's officers, directors, or employees, has retained, consented to, or authorized any broker, investment banker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

         7.     Seller's  Covenants.  Seller  covenants with Purchaser that from
                -------------------
and after the date of this Agreement until the Closing Date, Seller shall:

         (a) Operate its business and conduct its activities in the normal course of business and not introduce any material new method of management, operation, or accounting.

         (b) Maintain all the Business Assets in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary depreciation, wear, and tear.

         (c) Not sell, pledge, lease, mortgage, encumber, dispose of, or agree to do any of these acts regarding any of the Business Assets without the prior written approval of Purchaser.

         (d) Use its best efforts to preserve intact the present Customers of Seller and the goodwill of all Customers and others with respect to the business.

         (e) Perform all of its obligations and not make any material amendment to its obligations under all agreements relating to or affecting Seller's customers identified in the Assigned Contracts and the Business Assets.

         (g) Promptly notify Purchaser in writing of any outstanding or threatened claims; legal, administrative, or other proceedings, suite, investigations, inquiries, complaints, notices of violation, or other process; or other judgments, orders, directives, injunctions, or restrictions against or involving Seller or its personnel that could adversely affect the Business Assets.

         (h) Assist and cooperate with Purchaser in resisting any claim of any broker, investment banker, or third party for any brokerage fee, finder's fee, or commissions against Purchaser or Seller in connection with the transactions contemplated by this.

         (i) Coordinate any written publicity regarding this transaction with Purchaser.

         (j) Not modify, amend, cancel, or terminate any of Seller's existing contracts or agreement, or agree to do so.

         (k) Furnish to Purchaser clearance certificates from the appropriate agencies to all states where Seller is qualified to do business and any related certificates that Purchaser may reasonably request as evidence that all sales, use, and other tax liabilities of Seller (other than income tax liabilities) accruing before the Closing Date have been fully satisfied or provided for by Seller.

         (l) No negotiation with any other person or entity for the sale of the Business Assets.

         (m) Pay all employee accrued but unpaid wages, bonuses, commissions, or reimburseable expenses (collectively, the "Outstanding Compensation"). Seller will pay any Outstanding Compensation, including but not limited to commissions, to its former employees no later than ten (10) days after the Closing Date.

         (n) Provide training and expertise to Purchaser and Purchaser's employees on an as needed basis for a period of time of twelve months after closing, such training and expertise shall not exceed ten hours per month and shall include sales related expertise needed to develop sales channels.

         (o) Provide assistance as needed for the collection of any accounts receivable conveyed to Purchaser.

         (p) Dissolve within thirty days of the closing date the corporate entity Baker's Filter Service, Inc. and any related corporations.

         8.     Non-competition Agreements.
                --------------------------

         (a) For a period of five (5) years from the Effective Date, Seller, including Robert B. Baker individually, shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business which engages in a filter service business or seeks to solicit any business from the Customers, or any customers being provided service by Purchaser or its successors or any potential customers of Purchaser. The parties hereto acknowledge and agree that the geographical area subject to this agreement not to compete encompasses the counties of central Texas including McLennan County and all counties adjacent to McLennan County. Seller acknowledges that the limitations expressed herein as to time, geographical area and scope of activity are reasonable and do not impose a greater restraint than is necessary to protect the business interests of Purchaser under this Agreement. Seller hereby acknowledges receipt fo the $5,000 earnest money as compensation for this covenant not to compete and further represents that such amount is fair and adequate compensation for the this covenant not to compete.

         9.     Seller's  Obligations at Closing.  At the Closing,  Seller shall
                --------------------------------
execute and deliver to Purchaser:


                (a) A bill of sale in a form substantially similar to the document attached hereto as Exhibit D, and acceptable to Purchaser, sufficient to convey to Purchaser all rights, title and interest in and to all of the Business Assets being sold to Purchaser under the terms of this Agreement.

                (b) All documentation in the possession of Seller necessary to operate and to use all Business Assets being sold to Purchaser under the terms of this Agreement, including but not limited to all Customer files and service agreements, and all contracts or reports currently in use by Seller.

                (c) Original certificates of title to all vehicles listed on Exhibit A.


         10.    Purchaser's Obligations at Closing.
                ----------------------------------

                (a) Subject to any Adjustments to the Purchase Price pursuant to Section 2, Purchaser shall pay to Seller $145,000 in immediately available funds at Closing.

         11.    Confidentiality.   Upon  execution  of  this  Agreement  by  all
                ---------------
parties, Purchaser shall have access to Seller's books and records and other information pertaining to Seller's business as it relates to the Business Assets (the "Information"). Seller and Purchaser agree that the Information furnished hereunder shall be received and held in trust and confidence by Purchaser. Purchaser agrees to hold all such Information in confidence and will not disclose the same except to persons participating in this transaction, including Purchaser's attorneys, accountants, potential investors and financing sources who have a need for the Information in connection with the performance of their services. Purchaser agrees to take all reasonable steps to insure that all such persons to whom Information is disclosed shall not use or disclose the Information for any purpose other than as required tocarry out the purposes and intent of this Agreement. Purchaser agrees not to use the Information for any purpose other than as required to carry out the purpose and intent of this Agreement.

         12.    Obligations of Parties After the Closing.
                ----------------------------------------

                (a) Seller agrees that, after the Closing, it will not use or in any manner, directly, or indirectly the name "Baker's Filter Sevices" or any variation of the name.

                (b) From and after the Closing Date, Seller shall allow Purchaser access to any records that are, after the Closing Date, in the custody or control of Seller and that relate to the Business Assets being transferred herein. Seller shall give access to such records as Purchaser reasonably requires in order to comply with its obligations under law or when reasonably necessary for the business operations of Purchaser. Any such access requested by purchaser shall be given by Seller within five (5) days of such request.

         13.    General Provisions.
                ------------------

                (a) The representations, warranties, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing Date.

                (c) All notices that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or any registered or certified mail, return receipt requested, postage prepaid as follows:

                      If to Seller: Robert B. Baker, 904 North 31st Street, Waco, Texas 76707.

                      If to Purchaser: DeMarco Energy Systems of America, Inc. Post Office Box 701097, Austin, Texas 78720, with a copy to West Short, West Short and Associates Attorneys at Law, 807 Rock Street, Suite 101, Georgetown, Texas 78626.

                (d) This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any other party without the written consent of all parties and any attempt to make an assignment without consent is void.

                (e) This Agreement shall be construed and governed by the laws of the State of Texas.

                (h) This Agreement may be amended only in writing by the mutual consent of all of the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

                (g) This Agreement, together with any documents and exhibits given or delivered pursuant to this Agreement, constitutes the entire agreement between the parties to this Agreement. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is (a) in writing, (b) bears a date contemporaneous with or subsequent to the date of this Agreement, and (c) is agreed to by all parties of this Agreement. Upon execution of this Agreement, all prior agreements or understandings between the parties shall be null and void.

                (h) Purchaser and Seller shall each be responsible for their respective out-of-pocket expenses, including attorney's fees, in closing this Agreement.

                (i) In the event of the bringing of any action or suit by a party hereto against the other party by reason of a breach of any of the covenants, conditions, agreements or provisions by the other party, the party in whose favor final judgment shall be entered shall be entitled to have and recover from the other party all costs and expenses of such an action or suit, including but not limited to reasonable attorney's fees, depositions expenses and expert witness fees.


  EXECUTED at Georgetown, Williamson County, Texas this 29th day of May, 2002.

 SELLER:                               PURCHASER:
 Robert B. Baker                       DeMarco Energy Systems of America, Inc.


 By: /S/ Robert B. Baker               By: /S/ Victor M. DeMarco
    --------------------------            ---------------------------------
    Robert B. Baker                       Victor M. DeMarco, Chief Business
                                          Officer
 Baker's Filter Service, Inc.


 By: /S/ Robert B. Baker
    --------------------------
    Robert B. Baker, President

                                    Exhibit A
          Tools, Trade Fixtures and Vehicles and other Business Assets



1985 Ford Econovan
Equipment
         Steamcleaner
         Filter Cutter
         Assorted Hand Tools
         Compaq Desk Top Computer
         Panasonic Printer
Customer List
         Electronic
         Hard Copy

                                    Exhibit B
                             Assignment of Contracts




Approximately 300 Accounts
VA Medical Center Waco, TX Contract

                                    Exhibit C
            Inventory, Purchasing Records and Business Documentation




Grease Filters 300
One inch and Two inch filter media rolls (25 of each size)
Filter Frames (5,000)
22 gage galvanized steel (approximately 40 pieces and 50 foot of wire usage)

                                    Exhibit D




STATE OF TEXAS                       )
                                     )        BILL OF SALE
                                              ------------
                                     )
COUNTY OF WILLIAMSON                 )

         For good and valuable consideration, the receipt of which is hereby acknowledged, BAKER'S FILETER SERVICE, INC. a Texas corporation and ROBERT B. BAKER an individual (collectively referred to as "Seller"), have sold, conveyed, transferred, assigned, and delivered, and by these premises do sell, convey, transfer, assign, and deliver unto DEMARCO ENERGY SYSTEMS OF AMERICA, INC. ("Purchaser") a Texas corporation, all of the property described in EXHIBIT A, attached hereto and incorporated herein for all purposes. Sellers bind themselves, their successors and assigns, to warrant and defend the title to all the described property to DEMARCO ENERGY SYSTEMS OF AMERICA, INC., its successors and assigns, forever, against every person lawfully or unlawfully claiming the described property or any part thereof.

         In witness whereof, this Bill of Sale is executed on the 29th day of May, 2002.


         /S/ Robert B. Baker
         ----------------------------
         Robert B. Baker

         /S/ Mildred Baker
         ----------------------------
         Mildred Baker

         Baker's Filter Service, Inc.


         By: /S/ Robert B. Baker
            -------------------------
            Robert B. Baker
            President